Exhibit 99.1

(Formerly Silicon Valley Bancshares)

3003 Tasman Drive Santa Clara, CA 95054

Contact:
Lisa Bertolet	Meghan O’Leary
Investor Relations	Public Relations
(408) 654-7282	(408) 654-6364

NASDAQ: SIVB

SVB FINANCIAL GROUP REPORTS NASDAQ NOTIFICATION REGARDING OVERDUE FORM 10-Q FILING

SANTA CLARA, Calif. — August 17, 2005 — SVB Financial Group (Nasdaq: SIVB) announced today it has been notified by The Nasdaq Stock Market that the Company’s securities are subject to delisting since the Company is not in compliance with Nasdaq qualification requirements as set forth under Nasdaq Marketplace Rule 4310(c)(14) due to the delayed filing of its Form 10-Q for the fiscal quarter ended June 30, 2005.  Nasdaq Marketplace Rule 4310(c)(14) requires that all required reports be timely filed with the Securities and Exchange Commission.

SVB Financial Group currently expects to file its Form 10-Q for the second quarter during the third calendar quarter of 2005 and will request an appeal hearing before a Nasdaq Listing Qualifications Panel to review the delisting determination.  Pending the Nasdaq Panel’s review and final determination, the delisting process will be automatically suspended and the Company’s securities will continue to be traded on the Nasdaq National Market.  As a result of the filing delay and effective as of the opening of business on August 18, 2005, an “E” will be appended to the ticker symbols of the Company’s Common Stock and 7% Cumulative Trust Preferred Securities, which will become SIVBE and SIVOE, respectively.

As previously disclosed, the Company plans to restate its consolidated financial statements for the years 2001, 2002, 2003 and 2004 and the first quarter of 2005 due to a revision in the accounting treatment for its portfolio of unexercised warrant securities in privately-held companies.   For more information about this revision, refer to SVB Financial Group’s news releases on this matter dated July 21, 2005 and August 9, 2005.

The Company is working diligently to complete the process of accounting for warrants and restating its financial statements in order to permit the completion and filing of its Form 10-Q for the quarter ended June 30, 2005 as quickly as possible. However, there can be no assurance that the Company’s appeal before the Nasdaq Panel will be successful.

About SVB Financial Group

 For more than twenty years, SVB Financial Group, formerly Silicon Valley Bancshares, has been dedicated to helping entrepreneurs succeed. SVB Financial Group is a financial holding company that serves emerging growth and mature companies in the technology, life science, private equity and premium wine industries. Headquartered in Santa Clara, Calif., SVB Financial Group provides clients with commercial, investment, international and private banking services. The Company also offers funds management, broker-dealer transactions, asset management and a full range of services for private equity companies, as well as the added value of its knowledge and networks worldwide. More information on the Company can be found at www.svb.com.

Safe Harbor

This release contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995, including without limitation, the statements made above about the Company’s intention to file its Quarterly Report on Form 10-Q for the second quarter of fiscal 2005 during the third calendar quarter of 2005, to file an appeal with the Nasdaq Listing Qualifications Panel, the expectation of continued trading on Nasdaq, the expected timing and extent of filings by the Company with the Securities and Exchange Commission, and the Company’s process for restating its financial statements and change in warrant accounting treatment. Management has in the past and might in the future make forward-looking statements orally to analysts, investors, the media and others.  Forward-looking statements are statements that are not historical facts.  Although management believes that the expectations reflected in these forward-looking statements are reasonable, and it has based these expectations on its beliefs, as well as its assumptions, such expectations may prove to be incorrect.  Actual results could differ significantly from those expressed in or implied by management’s forward-looking statements, due to the potential for the Nasdaq Panel to determine to delist the Company’s securities notwithstanding the Company’s efforts to appeal such decision, the inherent difficulties and challenges the Company faces in completing its proposed restatement and its second quarter Form 10-Q and the potential for unexpected difficulties or timing delays to occur in the restatement process, and the process of completing and filing the Company’s second quarter Form 10-Q, as well as changes in economic, business and regulatory factors and trends.  All subsequent written or oral forward-looking statements attributable to the Company or persons acting on its behalf are expressly qualified in their entirety by these cautionary statements.  The forward-looking statements included in this release are made only as of the date of this release.  The Company does not intend, and undertakes no obligation, to update these forward-looking statements